CLAYTON UTZ

Deed of cross guarantee and indemnity

Mayne Group Limited ABN 56 073 410

Mayne Healthcare Holdings Pty Limited ABN 16 078 954 631

Beneficiaries

Australian Newco Holdings Pty Limited ACN 106 722 347

Joondalup Hospital Pty Limited ACN 106 723 193

Port Macquarie Hospital Pty Limited ACN 106 723 399

Logan Hospital Pty Limited ACN 106 723 406

Melbourne Hospital Pty Limited ACN 106 723 415

Noosa Privatised Hospital Pty Limited ACN 106 723 380

Caboolture Hospital Pty Limited ACN 106 723 219

Frances Perry Hospital Pty Limited ACN 106 723 228

Armidale Hospital Pty Limited ACN 106 723 200

P.O.W. Hospital Pty Limited ACN 106 723 871

Guarantors

Table of contents

1.	Definitions		1

2.	Guarantee		4

	2.1	Guarantee	4
	2.2	Payment by Guarantor	4

3.	Indemnity		4

4.	Liability of the Guarantor		4

	4.1	Absolute liability	4
	4.2	No reduction or release	4

5.	Costs and expenses		5

6.	Insolvency; subrogation		5

	6.1	Not prove	5
	6.2	No subrogation	5

7.	Claim on the Guarantor		5

8.	Certificate of officer of Beneficiary		6

9.	Severance		6

10.	Warranty		6

11.	Notices		6

12.	Settlement conditional		7

13.	Governing law		7

14.	Jurisdiction		7

i.

Deed of cross Guarantee and Indemnity made on 21 October 2003

Parties	Mayne Group Limited ACN 004 073 410 of Level 21, 390 St Kilda Road, Melbourne, Victoria 3004, Australia; and

Mayne Healthcare Holdings Pty Limited ACN 078 954 631 of Level 21, 390 St Kilda Road, Melbourne, Victoria 3004, Australia (the “Beneficiaries” and each a “Beneficiary”)

Australian Newco Holdings Pty Limited ACN 106 722 347 of c/o Minter Ellison, 88 Phillip Street, Sydney, New South Wales 2000, Australia;

Joondalup Hospital Pty Limited ACN 106 723 193 of c/o Minter Ellison, 88 Phillip Street, Sydney, New South Wales 2000, Australia;

Port Macquarie Hospital Pty Limited ACN 106 723 399 of c/o Minter Ellison, 88 Phillip Street, Sydney, New South Wales 2000, Australia;

Logan Hospital Pty Limited ACN 106 723 406 of c/o Minter Ellison, 88 Phillip Street, Sydney, New South Wales 2000, Australia;

Melbourne Hospital Pty Limited ACN 106 723 415 of c/o Minter Ellison, 88 Phillip Street, Sydney, New South Wales 2000, Australia;

Noosa Privatised Hospital Pty Limited ACN 106 723 380 of c/o Minter Ellison, 88 Phillip Street, Sydney, New South Wales 2000, Australia;

Caboolture Hospital Pty Limited ACN 106 723 219 of c/o Minter Ellison, 88 Phillip Street, Sydney, New South Wales 2000, Australia;

Frances Perry Hospital Pty Limited ACN 106 723 228 of c/o Minter Ellison, 88 Phillip Street, Sydney, New South Wales 2000, Australia;

Armidale Hospital Pty Limited ACN 106 723 200 of c/o Minter Ellison, 88 Phillip Street, Sydney, New South Wales 2000, Australia; and

P.O.W. Hospital Pty Limited ACN 106 723 871 of c/o Minter Ellison, 88 Phillip Street, Sydney, New South Wales 2000, Australia (the “Guarantors” and each a “Guarantor”)

Operative provisions

1.	Definitions

In this Deed:

“Asset Sale Agreement - Armidale Private Hospital” means the agreement so titled entered into on or about the date of this Deed between MGL and Armidale Hospital Pty Ltd ACN 106 723 200 and certain Related Bodies Corporate of that Guarantor providing for the transfer to that Guarantor of the assets and liabilities in relation to Armidale Private Hospital, Armidale..

“Asset Sale Agreement - Caboolture Private Hospital” means the agreement so titled entered into on or about the date of this Deed between MGL and Caboolture Hospital Pty Ltd ACN 106 723 219 and certain Related Bodies Corporate of that Guarantor, providing for the transfer to that Guarantor of the assets and liabilities in relation to Caboolture Private Hospital, Caboolture. .

“Asset Sale Agreement - Joondalup Health Campus” means the agreement so titled entered into on or about the date of this Deed between MGL and Joondalup Hospital Pty Ltd ACN 106 723 193 and certain Related Bodies Corporate of that Guarantor providing for the transfer to that Guarantor of the assets and liabilities in relation to Joondalup Health Campus, Joondalup. .

“Asset Sale Agreement - Logan Private Hospital” means the agreement so titled entered into on or about the date of this Deed between MGL and Logan Hospital Pty Ltd ACN 106 723 406 and certain Related Bodies Corporate of that Guarantor providing for the transfer to that Guarantor of the assets and liabilities in relation to Logan Private Hospital, Meadowbrook. .

“Asset Sale Agreement - Frances Perry Private Hospital” means the agreement so titled entered into on or about the date of this Deed between MGL and Frances Perry Hospital Pty Ltd ACN 106 723 228 and certain Related Bodies Corporate of that Guarantor providing for the transfer to that Guarantor of the assets and liabilities in relation to Frances Perry Private Hospital, Carlton. ..

“Asset Sale Agreement - Melbourne Private Hospital” means the agreement so titled entered into on or about the date of this Deed between MGL and Melbourne Hospital Pty Ltd ACN 106 723 415 and certain Related Bodies Corporate of that Guarantor providing for the transfer to that Guarantor of the assets and liabilities in relation to Melbourne Private Hospital, Parkville. .

“Asset Sale Agreement - Noosa Hospital” means the agreement so titled entered into on or about the date of this Deed between MGL and Noosa Privatised Hospital Pty Ltd ACN 106 723 380 and certain Related Bodies Corporate of that Guarantor providing for the transfer to that Guarantor of the assets and liabilities in relation to Noosa Hospital, Noosaville. .

“Asset Sale Agreement - Port Macquarie Base Hospital” means the agreement so titled entered into on or about the date of this Deed between MGL and Port Macquarie Hospital Pty Ltd ACN 106 723 399 and certain Related Bodies Corporate of that Guarantor providing for the transfer to that Guarantor of the assets and liabilities in relation to Port Macquarie Base Hospital, Port Macquarie. .

“Asset Sale Agreement - Prince of Wales Private Hospital” means the agreement so titled entered into on or about the date of this Deed between MGL and P.O.W. Hospital Pty Ltd ACN 106 723 871 and certain Related Bodies Corporate of that Guarantor providing for the transfer of the assets and liabilities to that Guarantor in relation to Prince of Wales Private Hospital, Randwick. .

“Consultancy Letter” means the consultancy letter agreement entered into on or about the date of this Deed between MGL and Australian Newco providing for the provision of consultancy services by Australian Newco to MGL. .

“Guarantors” means:

(a)	Australian Newco Holdings Pty Limited ACN 106 722 347;

(b)	Joondalup Hospital Pty Limited ACN 106 723 193;

(c)	Port Macquarie Hospital Pty Limited ACN 106 723 399;

(d)	Logan Hospital Pty Limited ACN 106 723 406;

(e)	Melbourne Hospital Pty Limited ACN 106 723 415;

(f)	Noosa Privatised Hospital Pty Limited ACN 106 723 380;

(g)	Caboolture Hospital Pty Limited ACN 106 723 219;

(h)	Frances Perry Hospital Pty Limited ACN 106 723 228;

(i)	Armidale Hospital Pty Limited ACN 106 723 200; and

(j)	P.O.W. Hospital Pty Limited ACN 106 723 871,

and will be construed to refer to and to bind each of them severally and all of them jointly.

“Licence” means the licence for Level 3, Jetset House, 5 Queens Road, Melbourne, Victoria entered into on or about the date of this Deed between MGL and Australian Newco..

“Obligations” means all the obligations and liabilities of each Guarantor to each Beneficiary (whether liquidated or not, whether contingent or presently accrued due and whether relating to the payment of money or the performance or omission of any act or thing) that are now in existence and are obliged to be performed or paid (as relevant), or may hereafter come into existence and are obliged to be performed or paid (as relevant), pursuant to any Relevant Agreement.

“Relevant Agreements” means the:

(a)	Umbrella Deed;

(b)	Share & Asset Sale Agreement;

(c)	Asset Sale Agreement - Armidale Private Hospital;

(d)	Asset Sale Agreement - Caboolture Private Hospital;

(e)	Asset Sale Agreement - Joondalup Health Campus;

(f)	Asset Sale Agreement - Logan Private Hospital;

(g)	Asset Sale Agreement - Frances Perry Private Hospital;

(h)	Asset Sale Agreement - Melbourne Private Hospital;

(i)	Asset Sale Agreement - Noosa Hospital;

(j)	Asset Sale Agreement - Port Macquarie Base Hospital;

(k)	Asset Sale Agreement - Prince of Wales Private Hospital;

(l)	Shared Services Agreement;

(m)	Licence; and

(n)	Consultancy Letter.

“Share & Asset Sale Agreement” means the share and asset sale agreement entered into on or about the date of this Deed between the Beneficiaries and Australian Newco providing for the transfer to Australian Newco of the shares in Australian Medical Enterprises Ltd and HCoA Hospital Holdings (Australia) Pty Ltd and certain assets and liabilities in relation to the hospital business carried on by those companies and their respective subsidiaries. .

“Shared Services Agreement” means the agreement so entitled to be entered into, in accordance with the Share & Asset Sale Agreement, between MGL and Australian Newco in relation to the provision of certain transitional services for a transitional period. .

“Umbrella Deed” means the deed so titled between the Beneficiaries, Australian Newco and certain Related Bodies Corporate of that Guarantee entered into on or about the date of this Deed. .

2.	Guarantee

2.1	Guarantee

Each Guarantor irrevocably and unconditionally guarantees to each Beneficiary the due and punctual performance by each other Guarantor of all the Obligations of each other Guarantor.

2.2	Payment by Guarantor

If a Guarantor does not pay any Obligation when due, each other Guarantor must on demand from each Beneficiary pay that Obligation as if it was the principal obligor.

3.	Indemnity

As a covenant separate and distinct from that contained in clause 2, each Guarantor irrevocably and unconditionally agrees to indemnify each Beneficiary and to keep each Beneficiary indemnified against any loss or damage suffered by each Beneficiary arising out of:

(a)	any failure by a Guarantor to duly and punctually perform the Obligations; or

(b)	the obligations and liabilities of any Guarantor under clause 2 of this deed being or becoming void, voidable or unenforceable against or irrecoverable from a Guarantor by a Beneficiary in full for any reason (and whether or not the Beneficiary knew or ought to have known of that reason).

A reference in this Deed to the obligations or liabilities of a Guarantor is a reference to that Guarantor’s obligations or liabilities as either a Guarantor or an indemnifier under this Deed, or both, and the use of the expression “Guarantor” in this Deed must not be construed as diminishing that Guarantor’s obligations as an indemnifier under this Deed.

4.	Liability of the Guarantor

4.1	Absolute liability

The liability of each Guarantor under this Deed is absolute and is not subject to the execution of this Deed or any other instrument or document by any person other than that Guarantor, and is not subject to the performance of any condition precedent or subsequent.

4.2	No reduction or release

(a)	The liability of each Guarantor under this Deed will not be affected by any act, omission, matter or thing that would otherwise operate in law or in equity to reduce or release that Guarantor from that Guarantor’s liability hereunder.

(b)	Without limiting the generality of the foregoing, each Guarantor’s liability will not be affected by:

(i)	the granting by a Beneficiary to any other Guarantor of time, waiver, indulgence or concession or the making of any composition or compromise with any other Guarantor;

(ii)	a Beneficiary forbearing to enforce or neglecting to exercise any right against any other Guarantor;

(iii)	any laches, acquiescence or other act, neglect, default, omission or mistake by a Beneficiary;

(iv)	any variation of any of the Obligations or of any Relevant Agreement, made either with or without the knowledge of a Guarantor;

(v)	the release of any of the Obligations or any Relevant Agreement or any security held for the performance of any of the Obligations;

(vi)	the loss of any security or any variation in the order of priorities relating to that security,

or any failure by a Beneficiary to disclose to a Guarantor any fact, circumstance or event relating to any other Guarantor at any time before or during the currency of this Deed.

5.	Costs and expenses

Each Guarantor must on demand reimburse each Beneficiary for, and keep each Beneficiary indemnified against, all expenses (including legal costs and disbursements on a solicitor/own client basis) incurred by each Beneficiary in connection with the enforcement, attempted enforcement or preservation of any rights under this Deed.

6.	Insolvency; subrogation

6.1	Not prove

Except to the extent that compliance with this clause:

(a)	would be contrary to the obligations of a Guarantor to any financier that has provided finance that was contemplated at the time of, and in relation to, the Guarantor acquiring interests under any Relevant Agreement; or

(b)	would cause a Guarantor to breach an agreement with any such financier,

each Guarantor must not prove in the insolvency of any other guarantor for any amount owing by that Guarantor other than on the basis that it irrevocably directs the payment of the proceeds of any proof to the Beneficiaries to the full extent of the amount then required to satisfy the Obligations.

6.2	No subrogation

Until the Obligations have been fully paid and satisfied, no Guarantor will be subrogated to any rights of the Beneficiaries.

7.	Claim on the Guarantor

The Beneficiaries are not required to make any claim or demand on any Guarantor to enforce any right, power or remedy against any Guarantor or under any security they may hold for the Obligations before making any demand or claim on another Guarantor under this Deed.

8.	Certificate of officer of Beneficiary

A certificate in writing signed by an officer of a Beneficiary certifying the amount payable by any Guarantor to that Beneficiary is prima facie evidence of the amount payable by that Guarantor.

9.	Severance

Any provision of this Deed which is illegal, void or unenforceable will be ineffective to the extent only of that illegality, voidness or unenforceability without invalidating the remaining provisions of this Deed.

10.	Warranty

Each Guarantor warrants that:

(a)	it enters this Deed in its own right and not as a trustee or in any other representative capacity;

(b)	it has been duly incorporated and is validly existing with full corporate power and authority to enter into this Deed and to perform its obligations hereunder;

(c)	the execution of this Deed will not breach any provision in the constituent documents of the Guarantor;

(d)	all resolutions, authorities and consents required to enable the Guarantor to enter into this Deed have been passed or obtained and, subject thereto, this Deed are therefore a fully valid and binding obligation enforceable against the Guarantor in accordance with its terms.

11.	Notices

Every notice, consent, request or other communication of any nature required to be served, given or made under or arising from this Deed:

(a)	must be in writing in order to be valid;

(b)	will be deemed to be duly given, served or made in relation to a party if it is:

(i)	delivered during business hours to the address of that party set out in this Deed (or at any other address in the same city as may be notified in writing by that party to the other party as its address for the purposes of this clause); or

(ii)	sent by facsimile to the number specified below, or to any other number as that party may have notified to the other in writing to be its number for the purposes of this clause; and

(c)	will be deemed to be given, served or made:

(i)	(in the case of a letter delivered personally) on delivery; and

(ii)	(in the case of a facsimile) on receipt of a transmission report confirming successful transmission.

The facsimile numbers of the parties for the purposes of this clause are:

Beneficiaries:	Mayne Group Limited 03 9868 0757 Mayne Healthcare Holdings Pty Limited 03 9868 0757 marked to the attention of the Company Secretary

Guarantors:

Australian Newco Holdings Pty Limited 02 9921 8123

Joondalup Hospital Pty Limited 02 9921 8123

Port Macquarie Hospital Pty Limited 02 9921 8123

Logan Hospital Pty Limited 02 9921 8123

Melbourne Hospital Pty Limited 02 9921 8123

Noosa Privatised Hospital Pty Limited 02 9921 8123

Caboolture Hospital Pty Limited 02 9921 8123

Frances Perry Hospital Pty Limited 02 9921 8123

Armidale Hospital Pty Limited 02 9921 8123

P.O.W. Hospital Pty Limited 02 9921 8123 marked to the attention of the Philip Kapp

12.	Settlement conditional

Any settlement, discharge or release between a Guarantor and a Beneficiary will be conditional on any security or payment given or made to the Beneficiary by any Guarantor or any other person in relation to the Obligations not being avoided, repaid or reduced by virtue of any provision or enactment relating to bankruptcy, insolvency or liquidation for the time being in force. If any avoidance, repayment or reduction occurs, or if a Beneficiary concedes or compromises any claim for any avoidance, repayment or reduction, the Beneficiary will be entitled to recover the value or amount of the security or payment avoided, repaid or reduced from the Guarantors subsequently, as if the settlement, discharge or release had not occurred.

13.	Governing law

This Deed is governed by and will be construed according to the laws of Victoria.

14.	Jurisdiction

(a)	Each Guarantor irrevocably submits to the non-exclusive jurisdiction of the courts of Victoria, and the courts competent to determine appeals from those courts, with respect to any proceedings which may be brought at any time relating in any way to this Deed.

(b)	Each Guarantor irrevocably waives any objection it may now or in the future have to the venue of any proceedings, and any claim it may now or in the future have that any proceedings have been brought in an inconvenient forum, where that venue falls within clause 14(a).

Executed as a deed.

Executed for and on behalf of Mayne Group Limited ABN 56 004 073 410 by its Attorneys under Power of Attorney dated 30 January 2002 each of whom declares that he or she holds the office in Mayne Group Limited indicated under his or her signature and that he or she has no notice of revocation of the Power of Attorney	Mayne Group Limited ABN 56 004 073 410 by its Attorneys:
/s/ Stuart Bruce James
Signature of Attorney

Stuart Bruce James
Name of Attorney in full

DIRECTOR
Office

/s/ Paul Andrew Binfield
Signature of Attorney

Paul Andrew Binfield
Name of Attorney in full

CHIEF FINANCIAL OFFICER
Office

Executed by Mayne Healthcare Holdings Pty Limited ACN 078 954 631 by or in the presence of:

/s/ Stuart Bruce James	/s/ Paul Andrew Binfield
Signature of Director	Signature of Secretary/other Director

Stuart Bruce James	Paul Andrew Binfield
Name of Director in full	Name of Secretary/other Director in full

Signed sealed and delivered for and on behalf of Australian Newco Holdings Pty Limited ACN 106 722 347 by its Attorney under a Power of Attorney dated 20 October 2003, and the Attorney declares that the Attorney has not received any notice of the revocation of such Power of Attorney, in the presence of:	/s/ Philip Kapp
Signature of Attorney

/s/ Kate Jordan	Philip Kapp
Signature of Witness	Name of Attorney in full

Kate Jordan
Name of Witness in full

Signed sealed and delivered for and on behalf of Joondalup Hospital Pty Limited ACN 106 723 193 by its Attorney under a Power of Attorney dated 20 October 2003, and the Attorney declares that the Attorney has not received any notice of the revocation of such Power of Attorney, in the presence of:	/s/ Philip Kapp
Signature of Attorney

/s/ Kate Jordan	Philip Kapp
Signature of Witness	Name of Attorney in full

Kate Jordan
Name of Witness in full

Signed sealed and delivered for and on behalf of Port Macquarie Hospital Pty Limited ACN 106 723 399 by its Attorney under a Power of Attorney dated 20 October 2003, and the Attorney declares that the Attorney has not received any notice of the revocation of such Power of Attorney, in the presence of:	/s/ Philip Kapp
Signature of Attorney

/s/ Kate Jordan	/s/ Philip Kapp
Signature of Witness	Name of Attorney in full

Kate Jordan
Name of Witness in full

Signed sealed and delivered for and on behalf of Logan Hospital Pty Limited ACN 106 723 406 by its Attorney under a Power of Attorney dated 20 October 2003, and the Attorney declares that the Attorney has not received any notice of the revocation of such Power of Attorney, in the presence of:	/s/ Philip Kapp
Signature of Attorney

/s/ Kate Jordan	Philip Kapp
Signature of Witness	Name of Attorney in full

Kate Jordan
Name of Witness in full

Signed sealed and delivered for and on behalf of Melbourne Hospital Pty Limited ACN 106 723 415 by its Attorney under a Power of Attorney dated 20 October 2003, and the Attorney declares that the Attorney has not received any notice of the revocation of such Power of Attorney, in the presence of:	/s/ Philip Kapp
Signature of Attorney

/s/ Kate Jordan	Philip Kapp
Signature of Witness	Name of Attorney in full

Kate Jordan
Name of Witness in full

Signed sealed and delivered for and on behalf of Noosa Privatised Hospital Pty Limited ACN 106 723 380 by its Attorney under a Power of Attorney dated 20 October 2003, and the Attorney declares that the Attorney has not received any notice of the revocation of such Power of Attorney, in the presence of:	/s/ Philip Kapp
Signature of Attorney

/s/ Kate Jordan	Philip Kapp
Signature of Witness	Name of Attorney in full

Kate Jordan
Name of Witness in full

Signed sealed and delivered for and on behalf of Caboolture Hospital Pty Limited ACN 106 723 219 by its Attorney under a Power of Attorney dated 20 October 2003, and the Attorney declares that the Attorney has not received any notice of the revocation of such Power of Attorney, in the presence of:	/s/ Philip Kapp
Signature of Attorney

/s/ Kate Jordan	Philip Kapp
Signature of Witness	Name of Attorney in full

Kate Jordan
Name of Witness in full

Signed sealed and delivered for and on behalf of Frances Perry Hospital Pty Limited ACN 106 723 228 by its Attorney under a Power of Attorney dated 20 October 2003, and the Attorney declares that the Attorney has not received any notice of the revocation of such Power of Attorney, in the presence of:	/s/ Philip Kapp
Signature of Attorney

/s/ Kate Jordan	Philip Kapp
Signature of Witness	Name of Attorney in full

Kate Jordan
Name of Witness in full